Exhibit 10.1
[U.S. $1,000,000,000 FIVE-YEAR SENIOR REVOLVING CREDIT FACILITY]

CREDIT AGREEMENT
dated as of August 12, 2011
among
APACHE CORPORATION,
THE LENDERS PARTY HERETO,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and
CITIBANK, N.A.,
BANK OF AMERICA, N.A., and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

J.P. MORGAN SECURITIES LLC,
CITIGROUP GLOBAL MARKETS INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

i

ii

SCHEDULES AND EXHIBITS

EXHIBITS:

Exhibit A	Form of Legal Opinion of Thompson & Knight LLP
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Borrowing/Interest Election Request

SCHEDULES:

Schedule 2.1	Commitments
Schedule 3.7	Subsidiaries; Restricted Subsidiaries
Schedule 7.1	Liens

iii

CREDIT AGREEMENT
     THIS CREDIT AGREEMENT, dated as of August 12, 2011, is among APACHE CORPORATION, a Delaware corporation (“Borrower”), the LENDERS (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and CITIBANK, N.A., BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agents.
     Borrower, Lenders, the Administrative Agent, and the other Agents party hereto hereby agree as follows:
ARTICLE I
Definitions
     SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Accepting Lenders” is defined in Section 2.6.
     “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
     “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders, and its successors.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agents” means each of the Administrative Agent, and the Syndication Agents.
     “Agreement” means this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the LIBO Rate in effect on such day for a one-month interest period plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If for any reason the

Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the LIBO Rate for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the Federal Funds Effective Rate and the LIBO Rate can be so determined.
     “Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
     “Applicable Rating Level” means (a) at any time the ratings established or deemed to have been established by Moody’s, S&P, and Fitch for the Index Debt are equivalent ratings, the level set forth in the chart below under the heading “Applicable Rating Level” (a “Level”) opposite the ratings under the headings “Moody’s” and “S&P/Fitch”, and (b) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall fall within different Levels, the Applicable Rating Level shall be based on the highest two ratings, unless the highest two ratings shall fall within different Levels in which case the Applicable Rating Level shall be based on the lower of the highest two ratings, provided, however, that for purposes of the foregoing, (i) “≥” means a rating equal to or more favorable than; “≤” means a rating equal to or less favorable than; “>” means a rating greater than; “<” means a rating less than; (ii) if Moody’s, S&P, or Fitch shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence appearing before the table below), then, notwithstanding anything to the contrary, the Applicable Rating Level shall be based on the higher of the two existing ratings; (iii) if only one of Moody’s, S&P, and Fitch shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then the Applicable Rating Level shall be the rating that is one Level below the rating established by such party; (iv) if there is no rating for the Index Debt from Moody’s, S&P, and Fitch, then the Applicable Rating Level shall equal Level V; and (v) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rating Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rating Level shall be determined by reference to the rating most recently in effect prior to such change or cessation. Changes in the Applicable Rating Level will occur automatically without prior notice.

Applicable Rating Level	Moody’s	S&P/Fitch
Level I	≥A1	≥A+
Level II	A2	A
Level III	A3	A-
Level IV	Baa1	BBB+
Level V	≤Baa2	≤BBB

For example, if the Moody’s rating is A3, the S&P rating is BBB+, and the Fitch rating is A, Level III shall apply.
     “Arrangers” is defined in Article IX.
     “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 2.10), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
     “Authorized Officer” means the Chairman and Chief Executive Officer, the President and Chief Corporate Officer, the President and Chief Operating Officer, the Executive Vice President and Chief Financial Officer and the Senior Vice President—Treasury and Administration of Borrower, and any officer or employee of Borrower specified as such to the Administrative Agent in writing by any of the aforementioned officers of Borrower.
     “Availability Period” means the period from and including the Effective Date to but excluding the Maturity Date.
     “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or consented to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
     “Base Rate Margin” means, for any day, the applicable rate per annum set forth below under the caption “Base Rate Margin”, in either case, based upon the Applicable Rating Level, applicable on such date:

Applicable Rating Level	Base Rate Margin (in basis points)
Level I	0.0 bps
Level II	0.0 bps
Level III	0.0 bps
Level IV	0.0 bps
Level V	2.5 bps

Each change in the Base Rate Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Changes in the Base Rate Margin will occur automatically without prior notice.
     “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrower” has the meaning assigned to such term in the Preamble.
     “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
     “Borrowing Request” means a request by Borrower for a Borrowing in accordance with Section 2.3, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “Capital” means the consolidated shareholder’s equity of Borrower and its Subsidiaries plus the consolidated Debt of Borrower and its Subsidiaries.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et. seq., as amended from time to time.
     “Certificate of Extension” means a certificate of Borrower, executed by an Authorized Officer and delivered to the Administrative Agent, in a form acceptable to the Administrative Agent, which requests an extension of the then scheduled Maturity Date pursuant to Section 2.6.
     “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.16(b), by any lending office of such Lender or such Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite such Lender’s name on Schedule 2.1 hereto as such commitment may be (a) reduced from time to time pursuant to Section 2.8, (b) reduced or increased from time to time pursuant to Section 2.6 or pursuant to assignments by or to such Lender pursuant to Section 10.4 and (c) terminated pursuant to Sections 4.1, 8.2 or 8.3. The amount of the Commitment represents such Lender’s maximum Credit Exposure hereunder. The initial amount of each Lender’s Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $1,000,000,000.
     “Consolidated Assets” means the total assets of the Borrower and its subsidiaries which would be shown as assets on a consolidated balance sheet of Borrower and its subsidiaries prepared in accordance with GAAP.
     “Consolidated Tangible Net Worth” means (i) the consolidated shareholder’s equity of Borrower and its Subsidiaries (determined in accordance with GAAP), less (ii) the amount of consolidated intangible assets of Borrower and its Subsidiaries, plus (iii) the aggregate amount of any non-cash write downs, on a consolidated basis, by Borrower and its Subsidiaries during the term hereof.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 (b) or 414 (c) of the Internal Revenue Code or Section 4001 of ERISA.
     “Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
     “Credit Party” means the Administrative Agent, any Issuing Bank or any Lender.

     “Debt” of any Person means indebtedness, including capital leases, shown as debt on a consolidated balance sheet of such Person prepared in accordance with GAAP.
     “Declining Lenders” is defined in Section 2.6.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, acting in good faith, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon (i) the Administrative Agent’s receipt of such confirmation, and (ii) compliance in full by such Lender with its funding obligations under this Agreement as of the date of such certification, or (d) has become the subject of a Bankruptcy Event.
     “Designated User” means a Person designated as such by a Lender or the Administrative Agent.
     “dollars” or “$” refers to lawful money of the United States of America.
     “Effective Date” means a date agreed upon by Borrower and the Administrative Agent as the date on which the conditions specified in Section 4.1 of this Agreement are satisfied (or waived in accordance with Section 10.2 of this Agreement).
     “Effectiveness Notice” means a notice and certificate of Borrower properly executed by an Authorized Officer of Borrower addressed to the Lenders and delivered to the Administrative Agent, whereby Borrower certifies satisfaction of all the conditions precedent to the effectiveness under Section 4.1 of this Agreement.
     “Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, decrees, judgments, injunctions, legally binding notices or legally binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters relating to the exposure of Hazardous Material.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the rules, regulations and interpretations thereunder, in each case as in effect from time to time.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Eurodollar Margin” means, for any day, the applicable rate per annum set forth below under the caption “Eurodollar Margin”, in either case, based upon the Applicable Rating Level, applicable on such date:

Applicable Rating Level	Eurodollar Margin (in basis points)
Level I	67.0 bps
Level II	77.5 bps
Level III	87.5 bps
Level IV	95.0 bps
Level V	102.5 bps

Each change in the Eurodollar Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Changes in the Eurodollar Margin will occur automatically without prior notice.
     “Event of Default” has the meaning assigned to such term in Article VIII.
     “Excluded Taxes” means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income, in each case, (i) by the United States of America (or any political subdivision thereof), or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as the result of any present or former connection between such recipient and the jurisdiction imposing such Tax other than any connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) any backup withholding tax that is required by the Code as a result of such Lender’s failure to comply with the requirements of Section 2.16(e)(i) to be withheld from amounts payable to any Lenders, (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.18(b)), any withholding Tax that is imposed on amounts payable to or for the account of such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 2.16(a), and (e) any Taxes imposed under FATCA.
     “Existing Credit Facility” means that certain Credit Agreement, dated as of August 13, 2010, among Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.
     “Facility Fee” is defined in Section 2.11(a).
     “Facility Fee Rate” means, for any day, the applicable rate per annum set forth below under the caption “Facility Fee Rate”, based upon the Applicable Rating Level applicable on such date:

Applicable Rating Level:	Facility Fee Rate
Level I	8.0 bps
Level II	10.0 bps
Level III	12.5 bps
Level IV	17.5 bps
Level V	22.5 bps

Each change in the Facility Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Changes in the Facility Fee Rate will occur automatically without prior notice.
     “FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (and any amended or successor version thereof that is substantively comparable), and any current or future regulations or official interpretations thereof.

     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.
     “Financial Letter of Credit” means any Letter of Credit other than a Performance Letter of Credit.
     “Fitch” means Fitch, Inc. and any affiliate or successor thereto that is a nationally recognized rating agency in the United States.
     “Foreign Lender” any Lender that is not a U.S. Person.
     “GAAP” means generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent financial statements of Borrower and its Subsidiaries delivered to the Lenders pursuant hereto.
     “Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Hazardous Material” means (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act; or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.
     “Indebtedness” of any Person means all (i) Debt, and (ii) guaranties or other contingent obligations in respect of the Debt of any other Person.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Index Debt” means senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
     “Interest Election Request” means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.7, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
     “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period.
     “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day, or, with the consent of the Administrative Agent, such other day, in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, in each case as Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Issuing Bank” means each of (a) JPMorgan and (b) each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.4(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.4(k)), as applicable, each in its capacity as an issuer of Letters of Credit hereunder. The Issuing Banks may, in their discretion, and with the approval of Borrower, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Banks, in which case the term “Issuing Bank” shall include any such Affiliates with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.4 with respect to such Letters of Credit).
     “JPMorgan” means JPMorgan Chase Bank, N.A.
     “LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.
     “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
     “Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
     “Letter of Credit” means any letter of credit issued pursuant to this Agreement.
     “Letter of Credit Extension Notice” is defined in Section 2.4(b).

     “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the applicable British Bankers’ Association Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) appearing on the Reuters “LIBOR01” screen (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen of such service, as reasonably determined by the Administrative Agent and Borrower from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Lien” means any mortgage, pledge, lien, encumbrance, charge, or security interest of any kind, granted or created to secure Indebtedness; provided, however, that, with respect to any prohibitions of Liens on Property, the following transactions shall not be deemed to create a Lien to secure Indebtedness; (i) production payments and (ii) liens required by statute and created in favor of U.S. governmental entities to secure partial, progress, advance, or other payments intended to be used primarily in connection with air or water pollution control.
     “Loan” means any loan made by the Lenders pursuant to Section 2.1.
     “Loan Document” means this Agreement, any Borrowing Request, any Interest Election Request, any Certificate of Extension, any Assignment and Acceptance, any election notice, the agreement with respect to fees described in Section 2.11(b), and each other agreement, document or instrument delivered by Borrower or any other Person in connection with this Agreement, as such may be amended, restated, supplemented or otherwise modified from time to time.
     “Material Adverse Effect” means, as to any matter, that such matter could reasonably be expected to materially and adversely affect the assets, business, properties, condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole. No matter shall be considered to result, or be expected to result, in a Material Adverse Effect unless such matter causes Borrower and its Subsidiaries, on a consolidated basis, to suffer a loss or incur a cost equal to at least ten percent (10%) of Borrower’s Consolidated Tangible Net Worth.
     “Maturity Date” means the earliest of:
     (a) the Original Maturity Date, or such other later date as may result from any extension requested by Borrower and consented to by some or all of the Lenders pursuant to Section 2.6.
     (b) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.8; and

     (c) the date on which the Commitments otherwise are terminated in full and reduced to zero pursuant to the terms of Sections 4.1, 8.2 or 8.3.
Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency in the United States.
     “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
     “Obligations” means, at any time, the sum of (i) the outstanding principal amount of any Loans plus (ii) all outstanding LC Disbursements plus (iii) all accrued and unpaid interest, Facility Fees and other fees due pursuant to Section 2.11 plus (iv) all other obligations of Borrower to any Lender or any Agent, whether or not contingent, arising under or in connection with any of the Loan Documents.
     “Original Maturity Date” means August 12, 2016.
     “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement. For purposes of clarity, any Taxes imposed under FATCA will not be treated as Other Taxes.
     “Participants” is defined in Section 10.4(e).
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
     “Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which a Borrower or any corporation, trade or business that is, along with a Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Performance Letter of Credit” means any Letter of Credit issued (a) to ensure the performance of services or the delivery of goods or (b) primarily for the purpose of securing performance obligations of the Borrower or any Subsidiary to Governmental Authorities, including clean-up and remediation obligations, provided that, for the avoidance of doubt and without limiting the foregoing, no Performance Letter of Credit shall secure or otherwise support any Indebtedness for borrowed money.

     “Person” means any natural person, corporation, limited liability company, unlimited liability company, joint venture, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
     “Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. Without notice to Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans and other loans at rates of interest at, above or below the Prime Rate. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is publicly announced as being effective.
     “Property” means (i) any property owned or leased by Borrower or any Subsidiary, or any interest of Borrower or any Subsidiary in property, which is considered by Borrower to be capable of producing oil, gas, or minerals in commercial quantities, (ii) any interest of Borrower or any Subsidiary in any refinery, processing or manufacturing plant owned or leased by Borrower or any manufacturing plant owned or leased by Borrower or any Subsidiary, (iii) any interest of Borrower or any Subsidiary in all present and future oil, gas, other liquid and gaseous hydrocarbons, and other minerals now or hereafter produced from any other Property or to which Borrower or any Subsidiary may be entitled as a result of its ownership of any Property, and (iv) all real and personal assets owned or leased by Borrower or any Subsidiary used in the drilling, gathering, processing, transportation, or marketing of any oil, gas, and other hydrocarbons or minerals, except (a) any such real or personal assets related thereto employed in transportation, distribution or marketing or (b) any interest of Borrower or any Subsidiary in, any refinery, processing or manufacturing plant, or portion thereof, which property described in clauses (a) or (b), in the opinion of the board of directors of Borrower, is not a principal plant or principal facility in relation to the activities of Borrower and its Subsidiaries taken as a whole.
     “Register” has the meaning set forth in Section 10.4.
     “Regulation U” means any of Regulations T, U or X of the Board from time to time in effect and shall include any successor or other regulations or official interpretations of said Board or any successor Person relating to the extension of credit for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System or any successor Person.
     “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
     “Replacement Lenders” is defined in Section 2.6(c)(ii).
     “Required Lenders” means Lenders having in the aggregate 51% of the aggregate total Commitments, or, if the Commitments have been terminated, Lenders holding 51% of the aggregate unpaid principal amount of the outstanding Obligations.

     “Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as amended from time to time.
     “Restricted Subsidiary” means any Subsidiary of Borrower that owns any asset representing or consisting of an entitlement to production from, or other interest in, reserves of oil, gas or other minerals in place located in the United States or Canada, including, without limitation, Apache Canada Ltd., a corporation organized under the laws of the Province of Alberta, Canada, or is otherwise designated by Borrower in writing to the Administrative Agent.
     “S&P” means Standard & Poor’s and any successor thereto that is a nationally-recognized rating agency in the United States.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the applicable maximum reserve percentages (including any basic, marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “subsidiary” means, with respect to any Person, any corporation or other similar entity of which more than 50% of the outstanding capital stock (or other equity) having ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or entity (irrespective of whether or not at the time capital stock or any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.
     “Subsidiary” means any subsidiary of Borrower; provided, however, that in all events the following Persons shall not be deemed to be Subsidiaries of Borrower or any of its Subsidiaries: Apache Offshore Investment Partnership, a Delaware general partnership, Apache Offshore Petroleum Limited Partnership, a Delaware limited partnership, Main Pass 151 Pipeline Company, a Texas general partnership, and Apache 681/682 Joint Venture, a Texas joint venture.
     “Syndication Agents” means Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, in their capacity as syndication agents.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Transactions” means the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

     “2010 Financials” is defined in Section 4.1(d).
     “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
     “United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.
     “Unrestricted Subsidiary” means any Subsidiary of Borrower that is not a Restricted Subsidiary.
     “USA Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).
     “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
     “Welfare Plan” means a “welfare plan,” as such term is defined in Section 3(1) of ERISA.
     SECTION 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred by Type (e.g., a “Eurodollar Loan”).
     SECTION 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     SECTION 1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies the Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II
The Credits
     SECTION 2.1 The Facility; Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to Borrower and to acquire participations in Letters of Credit hereunder from time to time during the Availability Period, in an aggregate principal amount up to, but not to exceed, the amount of such Lender’s Commitment, provided that such Loans and Letter of Credit participations will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Credit Exposures of all Lenders hereunder exceeding the sum of their total Commitments. Subject to the conditions herein, Borrower may borrow, prepay and reborrow Loans.
     SECTION 2.2 Loans and Borrowings.
     (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
     (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.
     (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (including any continuation or conversion of existing Loans made in connection therewith). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (including any continuation or conversion of existing Loans made in connection therewith); provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.
     (d) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.3 Requests for Borrowings. To request a Borrowing, Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e) may be given not later than 12:00 p.m. (noon), New York City time. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:
     (i) the aggregate amount of the requested Borrowing;
     (ii) the date of such Borrowing, which shall be a Business Day;
     (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
     SECTION 2.4 Letters of Credit.
     (a) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period, and (subject to the conditions set forth in Section 4.2), the applicable Issuing Bank will issue such Letters of Credit. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.11(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted to, or entered into with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
     (b) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably, but no less than five (5) Business Days, in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is a Financial Letter of Credit or a Performance Letter of Credit (subject to confirmation of such status by the Administrative Agent and the applicable Issuing Bank, acting reasonably and in consultation with the Borrower) and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided, however, that to the extent such application contains terms and conditions that are inconsistent with the terms and conditions of this Agreement, the application shall be conformed to the terms and conditions of this Agreement. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $250,000,000, (ii) the total Credit Exposure shall not exceed the total Commitments and (iii) following the effectiveness of any Maturity Date extension request, the LC Exposure in respect of all Letters of Credit having an expiration date after the previously effective Maturity Date shall not exceed the aggregate Commitments of the consenting Lenders extended pursuant to Section 2.6; provided that an Issuing Bank shall not issue, amend, renew or extend any Letter of Credit (other than automatic renewals thereof pursuant to customary evergreen provisions or amendments that do not effect an extension, or increase the stated face amount, of such Letter of Credit) if it shall have been notified by the Administrative Agent at the written request of the Required Lenders that a Default or an Event of Default has occurred and is continuing and that, as a result, no further Letters of Credit shall be issued by it (a “Letter of Credit Suspension Notice”); provided however that such Issuing Bank shall have received such Letter of Credit Suspension Notice within a sufficient amount of time to process internally the instructions therein contained. Each determination as to whether a Letter of Credit constitutes a Financial Letter of Credit or a Performance Letter of Credit shall be made by the Administrative Agent and the applicable Issuing Bank, acting reasonably and in consultation with the Borrower and, once made, shall be conclusive and binding upon the Borrower, the Lenders and the Issuing Banks.
     (c) Each Letter of Credit shall expire at or prior to the close of business not later than the earlier of (i) the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof one year after such renewal or extension) and (ii) the then effective Maturity Date; provided that any Letter of Credit may provide for the renewal thereof for additional periods (which shall in no event extend beyond the date referred to in clause (ii) above) upon notice by Borrower delivered to the Issuing Lender not less than ten (10) days before the then effective expiration date. Notwithstanding the foregoing, any Letter of Credit issued hereunder may, in the sole discretion of the applicable Issuing Bank, expire after the Maturity Date but on or before the date that is 90 days after the Maturity Date, provided that the Borrower hereby agrees that it shall provide cash collateral in an amount equal to 102% of the LC Exposure in respect of any such outstanding Letter of Credit to the applicable Issuing Bank at least five (5) days prior to the Maturity Date, which such amount shall be (i) deposited by the Borrower in an account in the name of the Borrower at, and for the benefit of, such Issuing Bank and (ii) held by such Issuing Bank for, and until, the satisfaction of the Borrower’s reimbursement obligations in respect of such Letter of Credit until the expiration of such Letter of Credit. The Issuing Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the deposit or through the investment of such deposits, which investments, if any, shall be made by the Issuing Bank, at its option and reasonable discretion, in consultation with the Borrower, and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Any Letter of Credit issued with an expiration date beyond the Maturity Date shall, to the extent of any undrawn amount remaining thereunder on the Maturity Date, cease to be a “Letter of Credit” outstanding under this Agreement for purposes of the Lenders’ obligations to participate in Letters of Credit pursuant to Section 2.4(d). For the avoidance of doubt, if the Maturity Date shall be extended pursuant to Section 2.6, “Maturity Date” as referenced in this sentence shall refer to the Maturity Date as extended pursuant to Section 2.6; provided that, notwithstanding anything in this Agreement (including Section 2.6 hereof) or any other Loan Document to the contrary, the Maturity Date and the Availability Period, as such terms are used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank. If the Borrower is required to provide an amount of cash collateral pursuant to this Section 2.4(c), such amount including any accumulated interest or profit (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after the expiration of the final Letter of Credit secured by such amounts and, to the extent applicable, any lien related to the cash collateral shall be released by the Issuing Bank.
     (d) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.4(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit (provided that such Letter of Credit shall expire no later than the date set forth in Section 2.4(c)), or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse or cause reimbursement of such LC Disbursement by paying or causing to be paid to the Administrative Agent an amount equal to such LC

Disbursement not later than 2:00 p.m., New York City time, on the Business Day immediately following the date on which the Borrower shall have received notice of such LC Disbursement; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment or cause it to be made shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment or cause it to be made when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower or any Subsidiary pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
     (f) To the extent permitted by applicable law, the Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.4(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. To the extent permitted by applicable law, neither the Administrative Agent, the Lenders nor any of the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
     (g) The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
     (h) If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement by the date that is three (3) Business Days following the date such reimbursement is due pursuant to Section 2.4(e), then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.4(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
     (i) If any Event of Default described in Section 8.1(a) shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the (i) occurrence of any Event of Default with respect to the Borrower described in Section 8.1(g) or (ii) acceleration of the maturity of the Loans and termination of the Commitments pursuant to Section 8.3. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement in accordance with this paragraph. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount including any accumulated interest or profit (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived and, to the extent applicable, any lien related to the cash collateral shall be released by the Administrative Agent.
     (j) The Borrower may, at any time and from time to time, upon notice to the Administrative Agent, designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to such additional Issuing Bank, executed by the Borrower, the Administrative Agent and such additional Issuing Bank and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.
     (k) The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit. Without limiting the foregoing, following the delivery by the Borrower of any notice of termination in respect of any Issuing Bank (and regardless of whether such notice has become effective), such Issuing Bank shall have no obligation to issue, amend, renew or extend any Letter of Credit.
     SECTION 2.5 Funding of Borrowings.
     (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to Borrower by promptly crediting the amounts so received, in like funds, to an account of Borrower designated by Borrower from time to time in a written notice to the Administrative Agent executed by two

Authorized Officers of Borrower; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.4(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on the requested date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Loans made in such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
     SECTION 2.6 Extension of Maturity Date and of Commitments.
     (a) Subject to the other provisions of this Agreement and provided that no Event of Default has occurred and is continuing, the total Commitments shall be effective for an initial period from the Effective Date to the Original Maturity Date; provided that the applicable Maturity Date, and concomitantly the total Commitments, may be extended (but not more than twice during the life of this Agreement) for successive one year periods expiring on the date which is one year from the then scheduled Maturity Date. If Borrower shall request in a Certificate of Extension delivered to the Administrative Agent at least 45 days but no more than 90 days prior to a date which is an anniversary of the date of this Agreement that the Maturity Date be extended for one year from the then scheduled Maturity Date, then the Administrative Agent shall promptly notify each Lender of such request and each Lender shall notify the Administrative Agent, no later than 30 days prior to such anniversary of the date of this Agreement, whether such Lender, in the exercise of its sole discretion, will extend the Maturity Date for such one year period. Any Lender which shall not timely notify the Administrative Agent whether it will extend the Maturity Date shall be deemed to not have agreed to extend the Maturity Date. No Lender shall have any obligation whatsoever to agree to extend the Maturity Date. Any agreement to extend the Maturity Date by any Lender shall be irrevocable, except as provided in Section 2.6(c).
     (b) If all Lenders notify the Administrative Agent pursuant to clause (a) of this Section 2.6 of their agreement to extend the Maturity Date, then the Administrative Agent shall so notify each Lender and Borrower, and such extension shall be effective without other or further action by any party hereto for such additional one-year period.
     (c) If Lenders constituting at least the Required Lenders approve the extension of the then scheduled Maturity Date (such Lenders agreeing to extend the Maturity Date herein called the “Accepting Lenders”) and if one or more Lenders shall notify, or be deemed to notify, the Administrative Agent pursuant to clause (a) of this Section 2.6 that they will not extend the then scheduled Maturity Date (such Lenders herein called the “Declining Lenders”), then (A) the Administrative Agent shall promptly so notify Borrower and the Accepting Lenders, (B) the Accepting Lenders shall, upon Borrower’s election to extend the then scheduled Maturity Date in accordance with clause (i) or (ii) below, extend the then scheduled Maturity Date and (C) Borrower shall, pursuant to a notice delivered to the Administrative Agent, the Accepting Lenders and the Declining Lenders, no later than the tenth (10th) day following the date by which each Lender is required, pursuant to Section 2.6(a), to approve or disapprove the requested extension of the total Commitments, either:
     (i) elect to extend the Maturity Date and direct the Declining Lenders to terminate their Commitments, which termination shall become effective on the date which would have been the Maturity Date except for the operation of this Section. On the date which would have been the Maturity Date except for the operation of this Section, (x) Borrower shall deliver a notice of the effectiveness of such termination to the Declining Lenders with a copy to the Administrative Agent and (y) Borrower shall pay in full in immediately available funds all Obligations of Borrower owing to the Declining Lenders, including any amounts required pursuant to Section 2.15, and (z) upon the occurrence of the events set forth in clauses (x) and (y), the Declining Lenders shall each cease to be a Lender hereunder for all purposes, other than for purposes of Sections 2.14 through 2.17 and Section 10.3, and shall cease to have any obligations or any Commitment hereunder, other than to the Agents pursuant to Article IX, and the Administrative Agent shall promptly notify the Accepting Lenders and Borrower of the new Commitments; or
     (ii) elect to extend the Maturity Date and, prior to or no later than the then scheduled Maturity Date, (A) to replace one or more of the Declining Lenders with another lender or lenders reasonably acceptable to the Administrative Agent (such lenders herein called the “Replacement Lenders”) and (B) Borrower shall pay in full in immediately available funds all Obligations of Borrower owing to any Declining Lenders which are not being replaced, as provided in clause (i) above; provided that (x) any Replacement Lender shall purchase, and any Declining Lender shall sell, such Declining Lender’s rights and obligations hereunder without recourse or expense to, or warranty by, such Declining Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Obligations payable to such Declining Lender plus any accrued but unpaid interest on such Obligations and accrued but unpaid fees or other amounts owing in respect of such Declining Lender’s Loans and Commitments hereunder, including compensation for any break funding, to the extent required by Section 2.15, and (y) upon the payment of such amounts referred to in clause(x) and the execution of an Assignment and Acceptance by such Replacement Lender and such Declining Lender, such Replacement Lender shall constitute a Lender hereunder and such Declining Lender being so replaced shall no longer constitute a Lender (other than for purposes of Sections 2.14 through 2.17 and Section 10.3), and shall no longer have any obligations hereunder, other than to the Agents pursuant to Article IX; or

     (iii) elect to revoke and cancel the extension request in such Certificate of Extension by giving notice of such revocation and cancellation to the Administrative Agent (which shall promptly notify the Lenders thereof) no later than the tenth (10th) day following the date by which each Lender is required, pursuant to clause (a) of this Section, to approve or disapprove the requested extension of the Maturity Date, and concomitantly the total Commitments.
If Borrower fails to timely provide the election notice referred to in this clause (c), Borrower shall be deemed to have revoked and cancelled the extension request in the Certificate of Extension and to have elected not to extend the Maturity Date.
     SECTION 2.7 Interest Elections.
     (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or an ABR Borrowing if no Type is specified) and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or one month if no Interest Period is specified). Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may, subject to the requirements of Section 2.2(c), elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
     (b) To make an election pursuant to this Section, Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by Borrower.
     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration.
     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (e) If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid and provided the Indebtedness has not been accelerated pursuant to Section 8.3, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
     SECTION 2.8 Termination and Reduction of Commitments.
     (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
     (b) Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Credit Exposures would exceed the total Commitments.
     (c) Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     SECTION 2.9 Repayment of Loans; Evidence of Debt.
     (a) Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date or, if earlier, the date on which the Commitment of such Lender relating to such Loan is terminated (except for termination of the Commitment of the assigning Lender pursuant to Section 10.4(b)).
     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.
     (e) Any Lender may request that Loans made by it be evidenced by one or more promissory notes. In such event, Borrower shall prepare, execute and deliver to such Lender promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns and in a form approved by the Administrative Agent). Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).
     SECTION 2.10 Prepayment of Loans.
     (a) Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.
     (b) Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and compensation for break funding, to the extent required by Section 2.15.
     SECTION 2.11 Fees.
     (a) Borrower agrees to pay to the Administrative Agent for the account of each Lender on a pro rata basis (based on Commitments) a facility fee (the “Facility Fee”), which Facility Fee shall accrue at the Facility Fee Rate on the daily amount of the Commitments during the period from and including the Effective Date to but excluding the Maturity Date; provided that if such Lender continues to have any Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from and including the date on which its Commitment terminates but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued Facility Fees shall be payable in arrears on the first day of, April, July and October and the second day of January of each year, as applicable, and on the Maturity Date, commencing on the first such date to occur after the Effective Date; provided that any Facility Fees accruing as of the date on which the Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a commission with respect to all outstanding Letters of Credit, which shall accrue at a per annum rate equal to the Eurodollar Margin then in effect on the face amount of each such Letter of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to any Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
     (c) Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent.
     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for distribution, in the case of Facility Fees and commissions pursuant to Section 2.11(b), to the Lenders. Any and all fees paid shall not be refundable under any circumstances.
     SECTION 2.12 Interest.
     (a) The Loans comprising each ABR Borrowing shall bear interest on the daily amount outstanding at the Alternate Base Rate plus the Base Rate Margin.
     (b) The Loans comprising each Eurodollar Borrowing shall bear interest on the daily amount outstanding at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Eurodollar Margin.
     (c) [Intentionally omitted].
     (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
     (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
     (f) Subject to Section 10.12, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or
     (c) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the interbank dollar market generally, deposits in dollars in the London interbank dollar market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by Borrower, then the Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing for the affected Interest Period shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Eurodollar Loan having the shortest Interest Period which is not unavailable under Section 2.13(a) through Section 2.13(c), and if no Interest Period is available, as an ABR Borrowing.
     SECTION 2.14 Increased Costs.
     (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or
     (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or any Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (together with the calculation thereof) shall be delivered to Borrower and shall be conclusive absent demonstrable error. Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
     SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.18 then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive, together with the calculation thereof, pursuant to this Section shall be delivered to Borrower and to the Administrative Agent and shall be conclusive absent demonstrable error. Borrower shall pay to the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     SECTION 2.16 Taxes.
     (a) Any and all payments by or on account of any obligation of Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) Borrower shall pay the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any such penalties or interest arising through the failure of the Administrative Agent or Lender to act as a reasonably prudent agent or lender, respectively), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent demonstrable error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Status of Lenders; Tax Documentation.

     (i) Each Lender that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two (2) duly completed and executed originals of United States Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax.
     (ii) Each Foreign Lender agrees that such Lender will deliver to Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two (2) duly completed and executed originals of United States Internal Revenue Service Form W-8 BEN, W-8 ECI and/or W-8 IMY (together with any applicable underlying Internal Revenue Service withholding certificates that may be required) certifying in each case that such Lender is entitled to receive payments from the Borrower under the Loan Documents without deduction or withholding of any United States federal income taxes. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of Borrower or the Administrative Agent. Each Lender which so delivers a Form W-8 BEN, W-8 ECI or W-8 IMY further undertakes to deliver to Borrower and the Administrative Agent two (2) additional executed originals of such form (or a successor form) on or before such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or the Administrative Agent, in each case, certifying that such Lender is entitled to receive payments from Borrower under the Loan Documents without deduction or withholding of any United States federal income taxes, unless (A) an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and (B) such Lender advises Borrower and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax. Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
     (iii) In addition to the applicable United States Internal Revenue Service Forms required to be delivered pursuant to Section 2.16(e)(ii), each Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code shall deliver a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the

Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in
Section 881(c)(3)(C) of the Code.
     (iv) If a payment made to a Lender, the Administrative Agent or any Issuing Bank under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender, Administrative Agent or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Administrative Agent or Issuing Bank shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender, Administrative Agent or Issuing Bank has complied with the obligations of such Lender, Administrative Agent or Issuing Bank under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(e)(iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
     SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
     (a) Borrower shall make each payment required to be made by it to the Administrative Agent hereunder (whether of principal, interest or fees, or of amounts payable under Sections 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York City time, and, with respect to reimbursement of LC Disbursements, prior to 2:00 p.m., New York City time, in each case, on the date when due, in immediately available funds, without set-off or counterclaim. All such payments shall be made to the Administrative Agent, c/o Loan & Agency Services Group, JPMorgan Chase Bank, N.A., 1111 Fannin Street, 10th Floor, Houston, Texas 77002-8069, Attention: Bejaye E. Ilegbodu, telephone no.: 713-750-4147, facsimile no.: 713-427-6307, except payments to be made directly to any Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.16 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. If insufficient funds are received due to Borrower’s entitlement to withhold amounts on account of Excluded Taxes in relation to a particular Lender, such insufficiency shall not be subject to this
Section 2.17(b) but shall be withheld from and shall only affect payments made to such Lender.
     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in the LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent (x) Borrower may effectively do so under applicable law and (y) any Lender may effectively do so pursuant to Section 10.8, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.
     (d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or any Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or any Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.17(d), then the Administrative Agent may, in its discretion, notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its reasonable discretion.
     SECTION 2.18 Mitigation Obligations; Replacement of Lenders.
     (a) If any Lender requests compensation under Section 2.14, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) If any Lender requests compensation under Section 2.14, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender is a Defaulting Lender hereunder, then Borrower may upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse or expense to, or warranty by, such Lender (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee designated by Borrower which meets the requirements of Section 10.4(b) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent (and if participations in Letters of Credit are being assigned, the applicable Issuing Banks), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts), (iii) the assignee and assignor shall have entered into an Assignment and Acceptance, and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.
     SECTION 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
     (a) Fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.11.
     (b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included (in either the calculation of aggregate Commitments, outstanding Obligations or otherwise) in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.2); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender as a Lender affected thereby pursuant to Section 10.2(b).
     (c) if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
     (i) all or any part of such LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (for the purposes of such reallocation the Defaulting Lender’s Commitment shall be disregarded in determining the Non-Defaulting Lender’s Applicable Percentage) but only to the extent (x) the sum of all Non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments and (y) the sum of each Non-Defaulting Lender’s Credit Exposure plus its reallocated share of such Defaulting Lender’s LC Exposure does not exceed such Non-Defaulting Lender’s Commitment;
     (ii) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to Section 2.19, then the fees payable to the Lenders pursuant to Section 2.11 shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and
     (iii) if any Defaulting Lender’s LC Exposure is not reallocated pursuant to Section 2.19(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is reallocated.
     (d) so long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders, and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with
Section 2.4(d) (and Defaulting Lenders shall not participate therein).
     (e) Borrower may elect to replace any Defaulting Lender in accordance with the provisions of Section 2.18(b). In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date, if necessary as a result of a Loan funding pursuant to Section 2.4(h), such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III
Representations and Warranties
     In order to induce the Lenders and the Agents to enter into this Agreement and the Lenders to make Loans hereunder, Borrower represents and warrants unto the Agents and each Lender as set forth in this Article III.
     SECTION 3.1 Organization. Borrower is a corporation, and each of its Subsidiaries is a corporation or other legal entity, in either case duly incorporated or otherwise properly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority, permits and approvals, and is in good standing to conduct its business in each jurisdiction in which its business is conducted where the failure to so qualify would have a Material Adverse Effect.
     SECTION 3.2 Authorization and Validity. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document executed or to be executed by it, are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action on behalf of it, and do not (a) contravene Borrower’s articles of incorporation or other organizational documents, as the case may be; (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting Borrower or any Subsidiary; or (c) result in, or require the creation or imposition of, any Lien, not permitted by Section 7.1, on any of Borrower’s or any Subsidiary’s properties. This Agreement constitutes, and each other Loan Document executed by Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights generally and to general principles of equity.
     SECTION 3.3 Government Approval and Regulation. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Borrower of this Agreement or any other Loan Document. Neither Borrower nor any of its Subsidiaries is an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
     SECTION 3.4 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would result in the incurrence by Borrower or any member of the Controlled Group of any liability, fine or penalty in excess of $100,000,000. Neither Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 3.5 Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, Regulation U. Terms for which meanings are provided in Regulations U are used in this Section with such meanings.
     SECTION 3.6 Taxes. Borrower and each of its Subsidiaries has to the best knowledge of Borrower after due investigation filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or which the failure to file or pay could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.7 Subsidiaries; Restricted Subsidiaries. Schedule 3.7 hereto contains an accurate list of all of the presently existing Subsidiaries, including, without limitation, Restricted Subsidiaries, of Borrower as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or, the revenue share attributable to the general and limited partnership interests, as the case may be, owned by Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries which are corporations have been duly authorized and issued and are fully paid and non-assessable.
ARTICLE IV
Conditions
     SECTION 4.1 Effectiveness. This Agreement shall become effective upon the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1.
     (a) Resolutions and Officers Certificates. The Administrative Agent shall have received from Borrower a certificate, dated the Effective Date, of the Secretary or Assistant Secretary of Borrower as to (i) resolutions of its governing board, then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it; and (iii) its certificate of incorporation and bylaws; upon which certificates each Lender may conclusively rely until it shall have received a further certificate of an authorized officer of Borrower canceling or amending such prior certificate.
     (b) Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Effective Date, addressed to the Administrative Agent, the other Agents and all Lenders, from Thompson & Knight LLP, counsel to Borrower, in substantially the form attached hereto as Exhibit A.
     (c) Closing Fees and Expenses. The Administrative Agent shall have received for its own account, or for the account of each Lender and other Agent, as the case may be, all fees, costs and expenses due and payable pursuant hereto.

     (d) Financial Statements. The Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that the audited consolidated financial statements of Borrower and its Subsidiaries for fiscal year 2010 (the “2010 Financials”) fairly present Borrower’s financial condition and results of operations and that prior to the Effective Date no material adverse change in the condition or operations of Borrower and its Subsidiaries, taken as a whole, from that reflected in the 2010 Financials has occurred and is continuing.
     (e) Environmental Warranties. In the ordinary course of its business, Borrower conducts an ongoing review of the effect of existing Environmental Laws on the business, operations and properties of Borrower and its Subsidiaries, in the course of which it attempts to identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that after such review Borrower has reasonably concluded that existing Environmental Laws are unlikely to have a Material Adverse Effect, or that Borrower has established adequate reserves in respect of any required clean-up or other remediation.
     (f) Effectiveness Notice. The Administrative Agent shall have received the Effectiveness Notice.
     (g) Litigation. The Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that no litigation, arbitration, governmental proceeding, Tax claim, dispute or administrative or other proceeding shall be pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.
     (h) Existing Credit Facility. The Administrative Agent shall have received a certificate, executed by an Authorized Officer of the Borrower, stating that either (i) Borrower has repaid in full and terminated the Existing Credit Facility concurrently with the effectiveness of this Agreement or (ii) the Existing Credit Facility has been terminated in full prior to the effectiveness of this Agreement.
     (i) Other Documents. The Administrative Agent shall have received such other instruments and documents as any of the Agents or their counsel may have reasonably requested.
The Administrative Agent shall notify Borrower, the other Agents and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on August 31,

2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
     SECTION 4.2 All Loans. The obligation of each Lender to fund any Loan which results in an increase in the aggregate outstanding principal amount of Loans under this Agreement on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.
     (a) Compliance with Warranties and No Default. Both before and after giving effect to any Borrowing or issuance, amendment, renewal or extension of any Letter of Credit, the following statements shall be true and correct: (1) the representations and warranties set forth in Article III shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and (2) no Default or Event of Default shall have then occurred and be continuing.
     (b) Borrowings. The Administrative Agent shall have received a Borrowing Request for such Borrowing.
ARTICLE V
Affirmative Covenants
     Until the Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, and unless the Required Lenders shall otherwise consent in writing, Borrower covenants and agrees with the Lenders that:
     SECTION 5.1 Financial Reporting and Notices. Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:
(a)	within 90 days after the end of each Fiscal Year of Borrower, a copy of the audited annual report for such fiscal year for Borrower and its Subsidiaries, including therein consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Borrower and its Subsidiaries for such fiscal year, in each case certified (without qualification) by independent public accountants of nationally recognized standing selected by Borrower;

(b)	within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower commencing with the fiscal quarter ending September 30, 2011, unaudited consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter and consolidated statements of earnings and cash flow of Borrower and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by an Authorized Officer of Borrower;

(c)	together with the financial statements described in (a) and (b), above a compliance certificate, in substantially the form of Exhibit B or any other form approved by the Administrative Agent, executed by an Authorized Officer of Borrower;

(d)	within five (5) days after the occurrence of each Default, a statement of an Authorized Officer of Borrower setting forth details of such Default and the action which Borrower has taken and proposes to take with respect thereto;

(e)	promptly after the sending or filing thereof, copies of all material public filings, reports and communications from Borrower, and all reports and registration statements which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

(f)	immediately upon becoming aware of the institution of any steps by Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which would reasonably be expected to result in the requirement that Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which would reasonably be expected to result in the incurrence by Borrower of any liability, fine or penalty in excess of $100,000,000, or any material increase in the contingent liability of Borrower with respect to any postretirement Welfare Plan benefit, notice thereof; and

(g)	such other information respecting the financial condition or operations of Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.
     SECTION 5.2 Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders where noncompliance therewith may reasonably be expected to have a Material Adverse Effect, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.
     SECTION 5.3 Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep valid title to, or valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.1 and except for imperfections and other burdens of title thereto as do not in the aggregate materially detract from the value thereof or for the use thereof in their businesses (taken as a whole).
     SECTION 5.4 Insurance. Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies (subject to self-insured retentions) insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.
     SECTION 5.5 Books and Records. Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and the other Agents and each Lender through the Administrative Agent or any of their respective authorized representatives, during normal business hours and at reasonable intervals, to visit all of its offices, to discuss its financial matters with its officers and to examine (and, at the expense of the Administrative Agent or such other Agent or Lender or, if a Default or Event of Default has occurred and is continuing, at the expense of Borrower, photocopy extracts from) any of its books or other records.
     SECTION 5.6 Use of Proceeds. Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans and the Letters of Credit for Borrower’s and its Subsidiaries’ general corporate purposes, including any non-hostile acquisitions, or to backup Borrower’s commercial paper facilities.
ARTICLE VI
Financial Covenant
     Until the Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, and unless the Required Lenders shall otherwise consent in writing, Borrower covenants and agrees with the Lenders that:
     SECTION 6.1 Ratio of Total Debt to Capital. Borrower will not permit its ratio (expressed as a percentage) of (i) the consolidated Debt of Borrower and its Subsidiaries to (ii) Capital to be greater than 60% at the end of any fiscal quarter beginning with the fiscal quarter ending September 30, 2011.
ARTICLE VII
Negative Covenants
     Until the Commitments have expired or terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, and unless the Required Lenders shall otherwise consent in writing, Borrower covenants and agrees with the Lenders that:
     SECTION 7.1 Liens. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon the Property of Borrower or any of its Subsidiaries to secure Indebtedness of Borrower or any other Person except:
(i)	Liens on any property or assets owned or leased by Borrower or any Subsidiary existing at the time such property or asset was acquired (or at the time such Person became a Subsidiary); provided that in the case of the acquisition of a Subsidiary such Lien only encumbers property or assets immediately prior to, or at the time of, the acquisition by Borrower of such Subsidiary;

(ii)	purchase money Liens so long as such Liens only encumber property or assets acquired with the proceeds of the purchase money indebtedness incurred in connection with such Lien;

(iii)	Liens granted by an Unrestricted Subsidiary on its assets to secure Indebtedness incurred by such Unrestricted Subsidiary;

(iv)	Liens on assets of a Restricted Subsidiary securing Indebtedness of a Restricted Subsidiary owing to Borrower or to another Restricted Subsidiary or Liens on assets of an Unrestricted Subsidiary securing Indebtedness of an Unrestricted Subsidiary owing to Borrower, to a Restricted Subsidiary or to another Unrestricted Subsidiary;

(v)	Liens existing on the Effective Date set forth on Schedule 7.1;

(vi)	Liens arising under operating agreements;

(vii)	Liens reserved in oil, gas and/or mineral leases for bonus rental payments and for compliance with the terms of such leases;

(viii)	Liens pursuant to partnership agreements, oil, gas and/or mineral leases, farm-out agreements, division orders, contracts for the sale, delivery, purchase, exchange, or processing of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, forward sales of oil, natural gas and natural gas liquids, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom;

(ix)	Liens on the stock or other ownership interests of or in any Unrestricted Subsidiary;

(x)	Liens for taxes, assessments or similar charges, incurred in the ordinary course of business, that are not yet due and payable or that are being contested as set forth in Section 3.6;

(xi)	pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs;

(xii)	Liens imposed by mandatory provisions of law such as for mechanics’, materialmen’s, warehousemen’s, carriers’, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

(xiii)	Liens in renewal or extension of any of the foregoing permitted Liens, so long as limited to the property or assets encumbered and the amount of Indebtedness secured immediately prior to such renewal or extension; and

(xiv)	in addition to Liens permitted by clauses (i) through (xiii) above, Liens on property or assets of the Borrower and its Subsidiaries if the aggregate Indebtedness of all such Persons secured thereby does not exceed five percent (5%) of Borrower’s Consolidated Assets; provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Administrative Agent or any Lender that the Indebtedness subject to or secured by any such Lien ranks (apart from the effect of any Lien included in or inherent in any such Liens) in priority to the Obligations.
     SECTION 7.2 Mergers. Borrower will not liquidate or dissolve, consolidate with, or merge into or with, any other Person, or sell, lease or otherwise transfer all or substantially all of its assets unless (a) Borrower is the survivor of such merger or consolidation, and (b) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto.
     SECTION 7.3 Asset Dispositions. Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to all or substantially all of its assets. Notwithstanding the foregoing, nothing herein shall prohibit any transfer of any assets from any Borrower to any Subsidiary of Borrower, from any Subsidiary of a Borrower to such Borrower or from a Subsidiary of Borrower to another Subsidiary of such Borrower.
     SECTION 7.4 Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract or group of arrangements or contracts, as the case may be, are conducted on an arms-length basis; provided, however, that this Section shall not apply to Apache Offshore Investment Partnership, a Delaware general partnership, Apache Offshore Petroleum Limited Partnership, a Delaware limited partnership, Main Pass 151 Pipeline Company, a Texas general partnership, and Apache 681/682 Joint Venture, a Texas joint venture.
     SECTION 7.5 Restrictive Agreements. Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, or any other Loan Document) limiting the ability of Borrower to amend or otherwise modify this Agreement or any other Loan Document. Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement which restricts or prohibits the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to Borrower.

     SECTION 7.6 Guaranties. Borrower will not, and will not permit any of its Restricted Subsidiaries to, guaranty any Indebtedness not included in the consolidated Debt of Borrower and its Subsidiaries in an aggregate outstanding principal amount at any time exceeding $100,000,000.
ARTICLE VIII
Events of Default
     SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”:
(a)	Non-Payment of Obligations. Borrower shall default in the payment or prepayment when due of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, or Borrower shall default (and such default shall continue unremedied for a period of five (5) Business Days) in the payment when due of any interest, fee or of any other obligation hereunder.

(b)	Breach of Warranty. Any representation or warranty of Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of Borrower to the Administrative Agent, any other Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be false or misleading when made in any material respect.

(c)	Non-Performance of Covenants and Obligations. Borrower shall default in the due performance and observance of any of its obligations under Section 7.2 or under Article VI.

(d)	Non-Performance of Other Covenants and Obligations. Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to Borrower by the Administrative Agent or the Required Lenders.

(e)	Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any direct payment obligation of Borrower or any of its Restricted Subsidiaries in any amount in excess of $100,000,000.

(f)	Pension Plans. Any of the following events shall occur with respect to any Pension Plan: (a) the termination of a Pension Plan if, as a result of such termination, Borrower or any member of its Controlled Group could be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $100,000,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA with respect to a liability or obligation in excess of $100,000,000.

(g)	Bankruptcy and Insolvency. Borrower or any of its Restricted Subsidiaries shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to generally pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Borrower, or any of its Restricted Subsidiaries, or any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Borrower, or any of its Restricted Subsidiaries, or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that Borrower and each Restricted Subsidiary hereby expressly authorizes the Administrative Agent, each other Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Borrower or any of its Restricted Subsidiaries, and, if any such case or proceeding is not commenced by Borrower or such Restricted Subsidiary, such case or proceeding shall be consented to or acquiesced in by Borrower or such Restricted Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that Borrower and each Restricted Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any corporate or partnership action authorizing, or in furtherance of, any of the foregoing.

(h)	Judgments. Any judgment or order for the payment of money in an amount of $100,000,000 or more in excess of valid and collectible insurance in respect thereof or in excess of an indemnity with respect thereto reasonably acceptable to the Required Lenders shall be rendered against Borrower or any of its Restricted Subsidiaries and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (b) such judgment shall have become final and non-appealable and shall have remained outstanding for a period of 60 consecutive days.

(i)	Change in Control. Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act) of 33 1/3% or more of the outstanding shares of common stock of Borrower.
     SECTION 8.2 Action if Bankruptcy. If any Event of Default described in Section 8.1(g) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand. Without limiting the foregoing, the Administrative Agent and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.
     SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.2) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to Borrower declare all of the outstanding principal amount of the Loans and all other obligations hereunder to be due and payable and the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other obligations shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate. Without limiting the foregoing, the Administrative Agent and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.
ARTICLE IX
Agents
     Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints JPMorgan as Administrative Agent, and Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association as Syndication Agents and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
     Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
     The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) each Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth herein, each Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. Each Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. None of the Persons identified on the facing page of this Agreement as the “Joint Lead Arrangers and Joint Bookrunners” (the “Arrangers”) or the Syndication Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than, except in the case of the Arrangers, those applicable to all Lenders as such.
     The Administrative Agent and the other Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent and the other Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent and the other Agents may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Any Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and Borrower. Upon any such resignation, Borrower shall have the right, in consultation with the Required Lenders, to appoint one of the Lenders as a successor. If no successor shall have been so appointed by Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
     Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
ARTICLE X
Miscellaneous
     SECTION 10.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)	if to Borrower, to:
Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Attention:   Matthew W. Dundrea
                   Senior Vice President—Treasury and Administration
Telephone: (713) 296-6640
Facsimile:   (713) 296-6458
with a copy to:

Assistant Treasurer
Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Telephone:      (713) 296-6642
Facsimile:       (713) 296-6477
and with copy to:

Vice President and General Counsel
Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Telephone:     (713) 296-6204
Facsimile:      (713) 296-6458
(b)	if to the Administrative Agent, to:

JPMorgan Chase Bank, N.A.
Loan & Agency Services Group
1111 Fannin Street, 10th Floor
Houston, Texas 77002
Attention:       Bejaye E. Ilegbodu
Telephone:      (713) 750-4147
Facsimile:       (713) 427-6307
with a copy to:

JPMorgan Chase Bank, N.A.
707 Travis Street, 12th floor North
Houston, Texas 77002
Attention:       Debra Hrelja
Telephone:      (713) 216-4039
Facsimile:       (713) 216-8870
(c)	if to JPMorgan as an Issuing Bank, to:

JPMorgan Chase Bank, N.A.
Loan & Agency Services Group
1111 Fannin Street, 10th Floor
Houston, Texas 77002
Attention:       Bejaye E. Ilegbodu
Telephone:      (713) 750-4147
Facsimile:       (713) 427-6307
with a copy to:

JPMorgan Chase Bank, N.A.
707 Travis Street, 12th floor North
Houston, Texas 77002
Attention:       Debra Hrelja
Telephone:      (713) 216-4039
Facsimile:       (713) 216-8870
     (d) if to any other Issuing Bank, to it at its address (or telecopy number) provided to the Administrative Agent and Borrower or as set forth in its Administrative Questionnaire.
     (e) if to any other Lender, to it at its address (or telecopy number) provided to the Administrative Agent and Borrower or as set forth in its Administrative Questionnaire.
Notices and other communications between the Administrative Agent, the Issuing Banks and the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall (i) if received by the recipient on or before 5:00 p.m., New York City time, be deemed to have been given on the date of receipt or (ii) if received by the recipient after 5:00 p.m., New York City time, be deemed to have been given on the day following the date of receipt.
     SECTION 10.2 Waivers; Amendments.
     (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower therefrom shall in any event be effective except in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.
     (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender or the Commitments without the written consent of such Lender or each Lender, respectively, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Sections 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof or thereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Banks hereunder or thereunder without the prior written consent of the Administrative Agent or the applicable Issuing Banks, as the case may be.

     SECTION 10.3 Expenses; Indemnity; Damage Waiver.
     (a) Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by J.P. Morgan Securities LLC and the Agents, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Letters of Credit or this Agreement.
     (b) Borrower shall indemnify the Agents, the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), WHETHER OR NOT RELATED TO ANY NEGLIGENCE OF THE INDEMNITEE, against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the actual or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether brought by a third party or by the Borrower and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) arise in connection with any issue in litigation commenced by Borrower or any of its Subsidiaries against any Indemnitee for which a final judgment is entered in favor of Borrower or any of its Subsidiaries against such Indemnitee.
     (c) To the extent that Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or any Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or any Issuing Bank, in its capacity as such.
     (d) To the extent permitted by applicable law, (i) Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and (ii) Agents and Lenders shall not assert, and hereby waives, any claim against any Borrower, in each case on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof, except for any such claim arising from the gross negligence or willful misconduct of such Indemnitee or the Borrower, as applicable; provided that, notwithstanding the foregoing, nothing contained in this sentence shall limit the Borrower’s indemnity obligations with respect to claims asserted by Persons (other than the Agents and the Lenders) to the extent set forth in this Section 10.3.
     (e) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.
     SECTION 10.4 Successors and Assigns.
     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Administrative Agent and the applicable Issuing Banks must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in increments of $1,000,000 and not less than $10,000,000 unless each of Borrower and the Administrative Agent otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning

Lender’s rights and obligations under this Agreement, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of Borrower otherwise required under this paragraph shall not be required if an Event of Default under Section 8.1 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.17 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
     (c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register and will provide prompt written notice to Borrower of the effectiveness of such Assignment. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
     (e) Any Lender may, without the consent of Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) if such Participant is not a Lender or an Affiliate of a Lender, such Lender shall have given notice to Borrower of the name of the Participant and the amount of such participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (ii) and (iii) of the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
     (f) A Participant shall not be entitled to receive any greater payment under Sections 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless Borrower shall expressly agree otherwise in writing. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.16(e) as though it were a Lender.
     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank or, in the case of a Lender organized in a jurisdiction outside of the United States, a comparable Person, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     SECTION 10.5 Survival. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.17 and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 10.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 10.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 10.8 Right of Setoff. If an Event of Default shall have occurred and be continuing and the Obligations of Borrower shall have been accelerated, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender or Affiliate to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     SECTION 10.9 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
     (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
     (b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING

MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THE FIRST SENTENCE OF PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     SECTION 10.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     SECTION 10.11 Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of Borrower or (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section by any Person or (B) becomes available to any Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than Borrower or any Person obligated to maintain the confidentiality of such Information. Prior to disclosing any Information under clause (c) above, the Agent, the

Issuing Bank or Lender required or asked to make such disclosure shall make a good faith effort to give Borrower prior notice of such proposed disclosure to permit Borrower to attempt to obtain a protective order or other appropriate injunctive relief. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business, other than any publicly available information and such information that is available to any Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     SECTION 10.12 Interest Rate Limitation. It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of Borrower to a Lender or any Agent under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender or Agent limiting rates of interest which may be charged or collected by such Lender or Agent. Accordingly, if the transactions contemplated hereby would be illegal, unenforceable, usurious or criminal under laws applicable to a Lender or Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such Lender or Agent notwithstanding anything to the contrary in this Agreement or any other Loan Document but subject to Section 2.12 hereof) then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is agreed as follows:
     (i) the provisions of this Section shall govern and control;
     (ii) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender or Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to each Lender and the Agent herein called the “Highest Lawful Rate”), and any excess shall be cancelled automatically and if theretofore paid shall be credited to Borrower by such Lender or Agent (or, if such consideration shall have been paid in full, such excess refunded to Borrower);
     (iii) all sums paid, or agreed to be paid, to such Lender or Agent for the use, forbearance and detention of the indebtedness of Borrower to such Lender or Agent hereunder or under any Loan Document shall, to the extent permitted by laws applicable to such Lender or Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;
     (iv) if at any time the interest provided pursuant to this Section or any other clause of this Agreement or any other Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other Loan Document and deemed interest under laws applicable to such Lender or Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to such Lender or Agent pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender or Agent pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such Lender or Agent if a varying rate per annum equal to the interest provided pursuant to any other relevant Section hereof (other than this Section), as applicable, had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section; and
     (v) with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Loan Documents) by such Lender or Agent would cause such Lender to charge Borrower a criminal rate of interest, the Lenders and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such Lender or Agent, as applicable, and if received such affected Lender or Agent will return such funds to Borrower so that the rate of interest paid by Borrower shall not exceed a criminal rate of interest from the date this Agreement was entered into.
     SECTION 10.13 USA PATRIOT Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the USA Patriot Act.
     SECTION 10.14 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

APACHE CORPORATION
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Senior Vice President—Treasury and Administration

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JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Debra Hrelja
	Name:	Debra Hrelja
	Title:	Vice President

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CITIBANK, N.A., as a Syndication Agent and as a Lender
By:	/s/ Andrew Sidford
	Name:	Andrew Sidford
	Title:	Vice President

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BANK OF AMERICA, N.A., as a Syndication Agent and as a Lender
By:	/s/ Joseph Scott
	Name:	Joseph Scott
	Title:	Director

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Syndication Agent and as a Lender
By:	/s/ Leanne S. Phillips
	Name:	Leanne S. Phillips
	Title:	Director

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BANK OF MONTREAL, as a Lender
By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Director

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BNP PARIBAS, as a Lender
By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Director

By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

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COMMONWEALTH BANK OF AUSTRALIA, as a Lender
By:	/s/ Gregory A. Caione
	Name:	Greg Caione
	Title:	Head of Natural Resources — Americas

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DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:	/s/ Yvonne Tilden
	Name:	Yvonne Tilden
	Title:	Director

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

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GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

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HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Mercedes Ahumada
	Name:	Mercedes Ahumada
	Title:	Vice President

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MIZUHO CORPORATE BANK (USA), as a Lender
By:	/s/ Leon Mo
	Name:	Leon Mo
	Title:	Senior Vice President

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MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

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ROYAL BANK OF CANADA, as a Lender
By:	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

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STANDARD CHARTERED BANK, as a Lender
By:	/s/ James P. Hughes
	Name:	James P. Hughes A2386
	Title:	Director

By:	/s/ Andrew K. Lueder
	Name:	Andrew K. Lueder
	Title:	Head, Credit Documentation Unit

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THE ROYAL BANK OF SCOTLAND PLC, as a Lender
By:	/s/ David Slye
	Name:	David Slye
	Title:	Authorised Signatory

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UBS AG, STAMFORD BRANCH, as a Lender
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

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UNION BANK, N.A., as a Lender
By:	/s/ Scott Gildea
	Name:	Scott Gildea
	Title:	Vice President
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SOCIÉTÉ GÉNÉRALE, as a Lender
By:	/s/ Stephen W. Warfel
	Name:	Stephen W. Warfel
	Title:	Managing Director
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THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender
By:	/s/ David Perlman
	Name:	David Perlman
	Title:	AVP
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AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender
By:	/s/ John W. Wade
	Name:	John W. Wade
	Title:	Deputy General Manager Head of Operations and Infrastructure
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CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, as a Lender
By:	/s/ Darrell Stanley
	Name:	Darrell Stanley
	Title:	Managing Director

By:	/s/ Michael D. Willis
	Name:	Michael D. Willis
	Title:	Managing Director
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FIFTH THIRD BANK, as a Lender
By:	/s/ Randolph J. Stierer
	Name:	Randolph J. Stierer
	Title:	Vice President Fifth Third Bank
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NATIXIS, as a Lender
By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Managing Director

By:	/s/ Daniel Payer
	Name:	Daniel Payer
	Title:	Managing Director
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THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ J. Frazell
	Name:	J. Frazell
	Title:	Director
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